Strategy Update JANUARY 2019

Disclaimer This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as "expect," "plan," "will," "estimate," "project," "intend," "believe," "guidance," “approximately,” “anticipate,” “may,” “should,” “seek” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise and we may not be able to realize them. The following risks and uncertainties, among others, could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: industry and economic conditions; SMTA’s ability to realize its asset disposition plan by selling down assets leased to Shopko; SMTA’s significant leverage which may expose it to the risk of default under its debt obligations; risks associated with using debt to fund SMTA’s business activities (including its ability to use Master Trust 2014, an asset-backed securitization trust, as its main financing vehicle, changes in interest rates and conditions of the debt capital markets, generally); SMTA’s dependence on its external manager, Spirit Realty, L.P., to conduct its business and achieve its investment objectives; unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of SMTA’s properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from SMTA’s expectations, dependence on tenants’ financial condition and operating performance, competition from other developers, owners and operators of real estate tenant defaults, potential liability relating to environmental matters, potential illiquidity of real estate investments, condemnations, and potential damage from natural disasters); the financial performance of SMTA’s tenants and the demand for traditional retail and restaurant space particularly with respect to challenges being experienced by general merchandise retailers; SMTA’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; SMTA’s or its manager’s ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; SMTA’s ability to diversify its tenant base; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect SMTA or its major tenants; volatility and uncertainty in the financial markets, including potential fluctuations in the consumer price index; risks associated with its failure or unwillingness to maintain SMTA’s status as a REIT under the Internal Revenue Code of 1986, as amended, and other additional risks discussed in its most recent filings with the SEC, including its registration statement on Form 10, as amended and subsequent Quarterly Reports on Form 10-Q. SMTA expressly disclaim any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of any securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state. Certain information contained herein is preliminary and subject to change and may be superseded in its entirety by further updated materials. We do not make any representation as to the accuracy or completeness of the information contained herein. Certain data set forth herein has been obtained from third parties, the accuracy of which we have not independently verified. This information is not intended to provide and should not be relied upon for accounting, legal or tax advice or investment recommendations. You should consult your own counsel, tax, accountant, regulatory and other advisors as to such matters. 2

SMTA Timeline SMTA Spin-off Announcement 8/3/2017 To date, SMTA has paid Master Trust 2017-1 Issuance ($674.4MM) 01 12/14/2017 dividends of $1.66 per share 02 and authorized a $50MM share buyback program SMTA Spin-off Completion 03 5/31/2018 As of 1/14/19 SMTA had approximately $102MM First Dividend Announcement ($0.33 per share) of unrestricted cash and 04 8/9/2018 $16MM of restricted cash1 SMTA has improved the $165MM Non-Recourse Loan Against 85 05 Shopko Assets & $50MM VFN Announcement Master Trust with $97.4 in 11/5/2018 acquisitions and by establishing a $50MM Q3 2018 Earnings Release VFN facility 06 Eight Shopkos sold for $38.6MM as of Q3 2018 11/9/2018 $165MM non-recourse loan 07 Dividend Announcement ($1.33 per share) collateralized by Shopko and $50MM Share Buy Back Program 08 12/5/2018 assets provided SMTA with $142MM of proceeds 1) Board of Trustees Announce Exploration of Strategic Alternatives 2) Shopko Files for Bankruptcy 1/16/2019 1: Pro forma for dividend payments announced in December. 3 Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Non-GAAP Reconciliations.

SMTA Strategy Update Shopko event accelerates SMTA’s strategic plan Strategy at Spinoff • 36 month period to sell Shopko and non-core assets • Distribute a portion of the proceeds to shareholders and reinvest the remainder into the Master Trust using leverage • Explore strategic alternatives after Shopko and workout asset sales near completion 36 months Master Trust & Sell non-core assets over time Master Non-Core Trust Assets Distribute and reinvest into the trust Strategy Today Earlier Resolution • Explore strategic alternatives for the Company immediately Maximize shareholder value by • Sell Academy DC and other workout assets evaluating strategic alternatives • Monitor Shopko bankruptcy and maximize related recoveries Accelerated Timeline Accelerated strategy to dispose of non-core assets Master Accelerated disposition strategy Execute on Maximize TSR by distributing Trust & – Sell remainder of non-core assets Strategic proceeds to shareholders as Non-Core Distribute proceeds to shareholders as Alternatives circumstances warrant1 Assets circumstances warrant1 1: The declaration and payment of any dividend to shareholders will be at the discretion of SMTA’s Board of Trustees. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Non-GAAP Reconciliations. 4

Near-Term Priorities Work with advisors to maximize the value of the Master Trust Sell non-core assets: • Academy DC ($9.3MM of annual Contractual Rent) • Other workout assets Return capital to shareholders • Expect to eventually distribute approximately 100% of CAD1, TEXT payments may be irregular Focus on: • Available unencumbered cash prioritized to fulfill initiative MaximumTEXT value of SMTA / Master Trust Refinance Master Trust notes • 2014-4 A-1 Series: $149.5MM, 3.50%, January 2020 ARD Return of capital • 2014-1 A-2 Series: $246.3MM, 5.37%, July 2020 ARD initiative as warranted • The Master Trust is an active ABS issuer 1: The declaration and payment of any dividend to shareholders will be at the discretion of SMTA’s Board of Trustees. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Non-GAAP Reconciliations. 5

Components of NAV (excluding Shopko)

The Master Trust has a diverse income stream with assets in 22 industries

With a weighted average FCCR of 2.53x as of December 7, 2018, the Master Trust has assets with strong tenant coverages.

Annualized Contractual Rent less annualized Q3 Leakage for the workout assets is $3.1MM

Marketing Academy DC for sale

Master Trust (as of Q3 2018)	($ in millions)
Master Trust Contractual Rent	$178.6
Less: Shopko Contractual Rent	(1.5)
Master Trust Contractual Rents (ex Shopko)	$177.1
Real Estate Investment of Vacant Properties in the Master Trust	19.3
Mortgage Loans	28.6
Restricted Cash[1]	16.1
Master Trust Debt Outstanding	(1,949.9)
Academy DC (as of Q3 2018)	**($ in millions)**
Academy DC Contractual Rent	$9.3
Academy CMBS Debt	(83.3)
Workout Assets (as of Q3 2018)	**($ in millions)**
Workout Assets Contractual Rent	$6.4
Real Estate Investment of Vacant Workout Assets	16.0
Other Assets (as of Q3 2018)	**($ in millions)**
Unrestricted Cash[1]	$101.8
Shopko ABL Facility[2]	34.4
Other Contractual Liabilities	**($ in millions)**
Termination Fees[3]	$47.3
Preferred (SMTA and SubREIT)	155.0

1: As of January 14, 2019 proforma for announced common dividends.
2: Pro forma for the $0.6MM amortization payment subsequently made by Shopko in November 2018.
3: Termination fee is 1.75x the sum of the annualized asset management fee under the Asset Management Agreement ("AMA") of $20 million and the annualized property management fee under the Property Management Agreement ("PMA") of approximately $7 million. Does not take into account transition services fees.
Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Non-GAAP Reconciliations.

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Pro Forma Analysis (as of Q3 2018, excluding Shopko) Top Ten Tenants by Portfolio Mix1 Annual Contractual Rent 5% 3% AMC Entertainment, Inc. $10.9MM Academy, LTD. $9.9MM Universal Pool Co., Inc. $7.1MM Crème De La Crème, Inc. $5.5MM Goodrich Quality Theatres, Inc. $5.4MM Life Time Fitness, Inc. $5.2MM Destination XL Group, Inc. $5.2MM Buehler Food Markets Inc. $5.1MM 92% Carmax Auto Superstores, Inc. $4.8MM Professional Resource Development, Inc. $4.4MM Master Trust Workout Academy SMTA will continue to manage the Master Trust by Tenant mix predominately reflects the Master Trust investing restricted cash and continued portfolio recycling 1: As a percentage of Contractual Rent. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Non-GAAP Reconciliations. 7

Shopko Recent Event Shopko has filed for bankruptcy under Chapter 11 Due to the Shopko SMTA has the option under SMTA does not expect to bankruptcy, SMTA the non-recourse loan receive additional Shopko discontinued paying the agreement to relinquish the rent and will seek recovery interest and principal Shopko assets to lender in of the $34.4MM ABL note on the non-recourse exchange for debt outstanding1 loan collateralized by extinguishment Shopko assets 1: Shopko made a $0.6MM amortization payment in November 2018. No assurances can be given as to the ultimate value that will be realized upon a liquidation of the ABL note or the timing of receipt of any such value. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Non-GAAP Reconciliations. 8

SMTA’s Shopko Exposure (as of Q3 2018) SMTA contracts with Shopko provided for $43.3MM1 in annualized Contractual Rent and $4.2MM in annualized interest income Excluding the cash flows from Shopko, SMTA’s Q3 pro forma Fixed Charge Coverage Ratio is 1.38x with $8.3MM in annualized CAD SMTA holds a $35MM B-1 Term Loan2 1: Includes $1.5MM of annual Contractual Rent within the Master Trust. 2: Bears a 12% coupon and amortizes in quarterly installments of $0.6MM, which began in November 2018, and is secured by $784MM asset-backed lending facility (subordinate to other syndicated loans under the agreement). Shopko made an amortization payment of $0.6MM in November 2018, the new principal balance is $34.4MM. Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Non-GAAP Reconciliations. 9

Illustrative Impact of Shopko Exposure

($ in millions)	Q3 Annualized	Shopko[1]	Q3 Annualized ex Shopko
AFFO	$90.3	$(47.5)	$42.8
Collections of Principal on Loans Receivable	3.0		3.0
Repayments Under Mortgages and Notes Payable	(34.7)		(34.7)
Capex	(2.8)		(2.8)
CAD	$55.8		$8.3

Liquidity Analysis ($ in millions)	
Unrestricted Cash[2]	$159.0
VFN Availability[2]	40.0
Less: Q4 Announced Common Dividend[3]	(57.2)
Liquidity Available After Dividends	**$141.8**

Fixed Charge Coverage Ratio ($ in millions)	
Annualized Q3 Adj. EBITDAre	$208.9
Less: Shopko[1]	(47.5)
Annualized Adj. EBITDAre *(ex Shopko)*	**$161.4**
Annualized Q3 Interest Expense	$110.7
Less: Annualized Q3 Non-Cash Interest	(10.0)
Annualized Q3 Preferred Dividends	15.9
Annualized Fixed Charges	**$116.6**
Fixed Charge Coverage Ratio	**1.38 x**

SMTA currently continues to have positive CAD
(excluding all Shopko Contractual Rent and ABL interest income)

VFN provides additional liquidity that improves the flexibility of the Master Trust

De-Risked Shopko
Non-Recourse loan collateralized by Shopko stores provides ability to surrender properties and relieve debt obligations if warranted

1: Includes Contractual Rent and the ABL interest payments.
2: As of January 14, 2019.
3: $1.33 of common dividend per share, of which $1.00 is a special dividend.
Please see Appendix at the back of this presentation for Reporting Definitions, Explanations and Non-GAAP Reconciliations.

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Appendix Non-GAAP Reconciliation and Reporting Definitions

Reporting Definitions Adjusted Debt represents interest bearing debt (reported in calculate these measures and, therefore, may not be Fixed Charge Coverage Ratio (FCCR) is the ratio of Annualized accordance with GAAP) adjusted to exclude unamortized debt comparable to such other REITs. A reconciliation of Adjusted EBITDA to Annualized Fixed Charges, a ratio derived discount/premium, deferred financing costs, cash and cash Annualized Adjusted EBITDAre is included in the Appendix from non-GAAP measures that we use to evaluate our liquidity equivalents and cash reserves on deposit with lenders as found at the end of this presentation. and ability to obtain financing. Fixed charges consist of additional security. By excluding these amounts, the result interest expense, reported in accordance with GAAP, less non- Adjusted Debt to Annualized Adjusted EBITDAre is a provides an estimate of the contractual amount of borrowed cash interest expense. Annualized Fixed Charges is supplemental non-GAAP financial measure we use to capital to be repaid, net of cash available to repay it. We calculated by multiplying fixed charges for the quarter by four. evaluate the level of borrowed capital being used to increase believe this calculation constitutes a beneficial supplemental the potential return of our real estate investments and a non-GAAP financial disclosure to investors in understanding proxy for a measure we believe is used by many lenders and our financial condition. A reconciliation of interest bearing ratings agencies to evaluate our ability to repay and service debt (reported in accordance with GAAP) to Adjusted Debt is our debt obligations over time. We believe this ratio is a included in the Appendix found at the end of this presentation beneficial disclosure to investors as a supplemental means Adjusted EBITDAre represents EBITDAre, or earnings before of evaluating our ability to meet obligations senior to those of interest, taxes, depreciation and amortization for real estate, our equity holders. Our computation of this ratio may differ modified to include other adjustments to GAAP net income from the methodology used by other equity REITs and, (loss) for transaction costs, adjustments for revenue therefore, may not be comparable to such other REITs. producing acquisitions and dispositions for the quarter as if Cash Available for Distribution (CAD) is defined as AFFO less such acquisitions and dispositions had occurred as of the capex and any other scheduled principal payments or beginning of the quarter, severance charges, real estate receipts acquisition costs, debt extinguishment gains (losses) and other items that we do not consider to be indicative of our on- Contractual Rent represents monthly contractual cash rent going operating performance. We focus our business plans to and earned income from direct financing leases, excluding enable us to sustain increasing shareholder value. percentage rents, from our Owned Properties recognized Accordingly, we believe that excluding these items, which are during the final month of the reporting period, adjusted to not key drivers of our investment decisions and may cause exclude amounts received from properties sold during that short-term fluctuations in net income, provides a useful period and adjusted to include a full month of contractual supplemental measure to investors and analysts in assessing rent for properties acquired during that period. We use the net earnings contribution of our real estate portfolio. Contractual Rent when calculating certain metrics that are Because these measures do not represent net income (loss) useful to evaluate portfolio credit, asset type, industry and that is computed in accordance with GAAP, they should not geographic diversity and to manage risk. be considered alternatives to net income (loss) or as an indicator of financial performance. A reconciliation of net EBITDAre is a non-GAAP financial measure and is computed income (loss) attributable to common stockholders in accordance with standards established by NAREIT. (computed in accordance with GAAP) to EBITDAre and EBITDAre is defined as net income (loss) (computed in Adjusted EBITDAre is included in the Appendix found at the accordance with GAAP), plus interest expense, plus income end of this presentation. tax expense (if any), plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated Annualized Adjusted EBITDAre is calculated by multiplying property, plus impairment write-downs of depreciated Adjusted EBITDAre of a quarter by four. Our computation of property and investments in unconsolidated real estate Adjusted EBITDAre and Annualized Adjusted EBITDAre may ventures, plus adjustments to reflect the Company’s share of differ from the methodology used by other equity REITs to EBITDAre of unconsolidated real estate ventures, 12

Reporting Definitions Funds from Operations (FFO) and Adjusted Funds from revenues (comprised of straight-line rents, amortization of Operations (AFFO) We calculate FFO in accordance with the above and below market rent on our leases, amortization of standards established by the National Association of Real lease incentives, amortization of net premium (discount) on Estate Investment Trusts (NAREIT). FFO represents net loans receivable, provision for bad debts and amortization of income (loss) attributable to common stockholders capitalized lease transaction costs), non-cash interest (computed in accordance with GAAP), excluding real estate- expense (comprised of amortization of deferred financing related depreciation and amortization, impairment charges costs and amortization of net debt discount/premium) and and net (gains) losses from property dispositions. FFO is a non-cash compensation expense (stock-based compensation supplemental non-GAAP financial measure. We use FFO as a expense). In addition, other equity REITs may not calculate supplemental performance measure because we believe that AFFO as we do, and, accordingly, our AFFO may not be FFO is beneficial to investors as a starting point in measuring comparable to such other equity REITs’ AFFO. AFFO does not our operational performance. Specifically, in excluding real represent cash generated from operating activities estate-related depreciation and amortization, gains and determined in accordance with GAAP, is not necessarily losses from property dispositions and impairment charges, indicative of cash available to fund cash needs and should which do not relate to or are not indicative of operating not be considered as an alternative to net income performance, FFO provides a performance measure that, (determined in accordance with GAAP) as a performance when compared year over year, captures trends in occupancy measure. rates, rental rates and operating costs. We also believe that, Gross Investment represents the gross acquisition cost as a widely recognized measure of the performance of equity including the contracted purchase price and related REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. capitalized transaction costs. However, because FFO excludes depreciation and Leakage is calculated by subtracting tenant reimbursement amortization and does not capture the changes in the value income from property costs. of our properties that result from use or market conditions, all of which have real economic effects and could materially Real Estate Investment represents the Gross Investment plus impact our results from operations, the utility of FFO as a improvements less impairment charges. measure of our performance is limited. In addition, other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of our performance. AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, including restructuring and divestiture costs, other G&A costs associated with relocation of the Company's headquarters, transactions costs associated with our spin-off, default interest and fees on non-recourse mortgage indebtedness, debt extinguishment gains (losses), transaction costs incurred in connection with the acquisition of real estate investments subject to existing leases and certain non- cash items. These certain non-cash items include non-cash 13

Non-GAAP Reconciliation

Adjusted Debt, Adjusted EBITDAre, Annualized Adjusted EBITDAre	Q3 2018
Master Trust, net	$1,911,321
CMBS, net	82,251
Total debt, net	$1,993,572
Add / (less):	
Unamortized debt discount, net	22,834
Unamortized deferred financing costs	16,823
Cash and cash equivalents	(16,188)
Restricted cash balances held for the benefit of lenders	(21,156)
Total adjustments	$2,313
Adjusted Debt	$1,995,885
Preferred Stock at liquidation value	155,000
Adjusted Debt + Preferred Stock	$2,150,885
Net income / (loss)	$(3,574)
Add / (less):	
Interest	27,672
Depreciation and amortization	20,969
Income tax expense	60
Realized (gains) on sales of real estate assets	(4,210)
Impairments on real estate assets	9,343
Total adjustments	$53,834
EBITDAre	$50,260
Add / (less):	
Adjustments to revenue producing acquisitions and dispositions[1]	220
Transaction costs	78
Real estate acquisition costs	54
Amortization of Promote Fee	1,619
Total adjustments	$1,971
Adjusted EBITDAre	$52,231
Annualized Adjusted EBITDAre	$208,924
Adjusted Debt / Annualized Adjusted EBITDAre	9.6 x
Adjusted Debt + Preferred / Annualized EBITDAre	10.3 x

Fixed Charge Coverage Ratio (FCCR)	Q3 2018
Annualized Adjusted EBITDAre	$208,924
Interest expense	27,672
Less: Non-cash interest	(2,511)
Preferred Stock dividends	3,975
Fixed charges	$29,136
Annualized fixed charges	$116,544
Fixed Charge Coverage Ratio	1.8 x

FFO & AFFO	Q3 2018
Net income / (loss) attributable to common stockholders	$(7,549)
Add / (less)	
Portfolio depreciation and amortization	20,969
Portfolio impairments	9,343
Realized (gain) loss on sales of real estate	(4,210)
Total adjustments	$26,102
FFO attributable to common stockholders	$18,553
Add / (less)	
Transaction costs	78
Real estate acquisition costs	54
Non-cash interest expense	2,511
Straight-line rent, net of related bad debt expense	(844)
Other amortization and non-cash charges	148
Non-cash compensation expense	451
Amortization of Promote Fee	1,619
Total adjustments to FFO	$4,017
AFFO attributable to common stockholders	$22,570
Annualized AFFO attributable to common stockholders	$90,280

CAD	Q3 2018
AFFO attributable to common stockholders	$22,570
Add / (less)	
Collections of principal on loans receivable	738
Repayments under mortgages and notes payable	(8,687)
Capitalized real estate expenditures	(697)
Total adjustments	(8,646)
Cash Available for Distribution	$13,924

Notice Regarding Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published.

Note: Excludes $165.0 million non-recourse financing loan secured by 85 Shopko assets which was closed on November 1, 2018.
1: Revenue producing acquisitions and dispositions were adjusted as if such acquisitions and dispositions had occurred at the beginning of the quarter.

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